Exhibit 10.1

Second Amendment to the Weingarten Realty Retirement Plan as Restated Effective January 1, 2020

RECITALS:

WHEREAS, Weingarten Realty Investors (the “Employer”) has previously established the Weingarten Realty Retirement Plan (the “Plan”) for the benefit of those employees who qualify thereunder and for their beneficiaries;

WHEREAS, the Employer has determined it to be necessary and desirable to cease the future accrual of benefits under the Plan and to close the Plan to new participants, as provided herein; and

WHEREAS, the Employer has the power and authority to amend the Plan pursuant to Section 16.1 of the Plan;

NOW, THEREFORE, pursuant to Section 16.1 of the Plan, the following amendment is made and shall be effective as of the Merger Effective Time, as defined herein.

1.Section 1.1(b), regarding the definition of “Accrued Benefit”, is hereby amended by adding the following new paragraph at the end thereof to be and read as follows:
(3)	The Accrued Benefit of Grandfathered Participants and Cash Balance Participants shall be frozen as of the Merger Effective Time.
2.The first paragraph of Section 1.1(h), regarding the definition of “Average Annual Earnings”, is hereby amended as underlined to be and read as follows:

A Grandfathered Participant's “Average Annual Earnings” means his highest average annual Earnings received for any five consecutive Earnings Computation Periods (or the Grandfathered Participant's period of employment, if shorter) during the ten consecutive Earnings Computation Periods immediately preceding the date the Grandfathered Participant's employment terminates or, if earlier, the Merger Effective Time.

3.Section 1.1(n), regarding the definition of “Credited Service”, is hereby amended by adding the following new paragraph at the end thereof to be and read as follows:

Credited Service Frozen. Credited Service shall not be credited to any Participant after the Merger Effective Time.

4.Section 1.1(p), regarding the definition of “Earnings”, is hereby amended by adding the following new paragraph at the end thereof to be and read as follows:

Earnings Frozen. Notwithstanding the foregoing, Earnings earned after the Merger Effective Time shall not be considered for any purpose under the Plan.

5.Section 1.1 is hereby amended by adding the following new paragraph (uu) at the end thereof to be and read as follows:
(uu)	“Merger Effective Time” shall have the meaning assigned to the term “Effective Time” under that certain Agreement and Plan of Merger dated April 15, 2021, by and between the Employer and Kimco Realty.
6.Section 4.1, regarding the commencement of participation in the Plan, is hereby amended by adding the following new paragraph at the end thereof to be and read as follows:

Participation Frozen. No Employee shall become a Participant in the Plan after the Merger Effective Time.

7.Section 5.2, regarding the Plan’s regular benefit amount, is hereby amended by adding the following new paragraph at the end thereof to be and read as follows:
(c)

Notwithstanding the preceding paragraphs (a) and (b) of this Section 5.2, the normal retirement benefit of Grandfathered Participants and Cash Balance Participants shall be frozen as of the Merger Effective Time.

8.Section 5.8, regarding Service Credits, is hereby amended by adding the following at the end thereof to be and read as follows:

Service Credits Frozen. Service Credits shall not be credited to any Participant for periods of employment after the Merger Effective Time.

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IN WITNESS WHEREOF, the Employer has caused the Plan to be amended by this Second Amendment this 8 day of July, 2021, to be effective as stated herein.

WEINGARTEN REALTY INVESTORS
By:	/s/ Stephen C. Richter
Name:	Stephen C. Richter
Title:	Executive Vice President / CFO